Exhibit 10.1

Sales Contract

Party A: Taizhou Renji Traditional Chinese Medicine Pieces Co., Ltd.

Party B: Sinopharm Group Xinjiang Xinte Ginseng Antler Pharmaceuticals Co., Ltd.

1.	This contract is made by and between Party A and Party B for the traditional Chinese medicine pieces products (hereinafter the “TCMP”) on the basis of friendly negotiation, honestly cooperation and mutual benefits.
2.	The Party A responsible for the process from purchasing raw material to finished products, while the Party B accounts for the marketing and promotion of clinical trial products of Party A.
3.	Details about the type, specification and price of TCMP as below:

No.	Trade Name	Type	Specification	Proposed Retail price
1	SuMu (powders)	After-soaking-oral TCMP	3g/bag/box (600 bags/600 boxes/big one)	RMB19.50/bag/box
2	XiaTianWu (powders)	Directly-oral TCMP	6g/bag/box (600 bags/600 boxes/big one)	RMB24.80/bag/box
3	JiangXiang (powders)	After-soaking-oral TCM	9g/bag/box (600 bags/600 boxes/big one)	RMB34.50/bag/box
4	ChenXiang (powders)	After-soaking-oral TCMP	1g/bag/box (600 bags/600 boxes/big one)	RMB34.30/bag/box
5	CuYanHuSuo (powders)	Directly-oral TCMP	3g/10 bags/box (400 bags/40 boxes/piece)	RMB19.60/bag
6	ChaoSuanZaoRen (powders)	After-soaking-oral TCMP	10g/bag/box (200 bags/200 boxes/ piece)	RMB32.50/bag/box
7	ChuanBeiMu (powders)	Directly-oral TCMP	3g/bag/box (200 bags/200 boxes/ piece)	RMB44.20/bag/box
8	SanQiFen (powders)	Directly-oral TCMP	3g/10 bags/box (400 bags/40 boxes/ piece)	RMB19.80/bag
3g/bag/box (200 bags/200 boxes/ small one)
9	XueJie (powders)	Directly-oral TCMP	1g/bag/box (200 bags/200 boxes/ piece)	RMB54.60/bag/box
10	HongQi (pieces)	After-soaking-oral TCMP	10g/10 bags/box (200 bags/20 boxes/ piece)	RMB24.60/bag
11	HongQuMi (grains)	After-soaking-oral TCMP	6g/10 bags/box (200 bags/20 boxes/ piece)	RMB19.50/bag
12	LuXueJin (crystal-like scales)	Directly-oral TCMP	1g/10 bags/box (1000 bags/100 boxes/piece)	RMB38.00/bag
			2g/5 bags/box (250 bags/50 boxes/ piece)	RMB76.00/bag
			1g/6 bags/box (300 bags/50 boxes/ piece)	RMB38.00/bag
13	Chinese yew	TCMP	3g/ 10 bags/box (suspension)	RMB65.00/bag
14	HuangShuKuiHua (powders)	Directly-oral TCMP	3g/10 bags/box (400 bags/40 boxes/ piece) Undetermined for the other one specification	RMB19.80/bag

4.	Sales and Rebate Policy

(1)	In accordance with market demand and the practical situations of company, products sales from the date March, 2017, markups RMB0.20/ per bag on the basis of supplying base price, cash in stock. Once received the Party B Shipment Notice, Party A should arrange shipping within 3 working days and accounts for the quality of products and shipping fee, the invoice of products needed to pay the tax in advance.
(2)	According to the stipulation of listing requirements and marketing plan, Party A bears shipping fee. If the invoice amounts of customers higher that the tax of invoice, company will charge the fee on the basis of 10%+1%; while rebates to the customers, if the invoice amounts of customer higher that the tax of invoice will solved by the accounting department in time.
(3)	Products sale rebates on sales volume, if the invoice amounts of sales revenue is RMB4 million, the company rebates 1% of actual supplying price; if the invoice amounts of sales revenue is RMB5 million, the company rebates 1.5% of actual supplying price; the invoice amounts of sales revenue is RMB6 million, the company rebates 2% of actual supplying price, annual settlement, company will review the settlement before the expiry of sales contract, the customers receive the cash with qualified invoice according to the procedures of the company.
(4)	For keeping the relationship of customers and further expanding company market, the supplying, customer rebates and settlement should conform to the associated stipulation of company and handle in time. If delay the shipping or rebates, company should explain with customers and handle in time.

(5)	Matters not covered by both Parties shall be handled by through consultation.
(6)	This agreement shall be executed in duplicate, one original for each Party and the agreement shall be valid for one year after the Parties have signed it.

Party A: Taizhou Renji Traditional	Party B: Sinopharm Group Xinjiang
Chinese Medicine Pieces Co., Ltd.	Xinte Ginseng Antler Pharmaceuticals Co., Ltd.

Signature:	Signature:

Date: March 16, 2017	Date: March 16, 2017